UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2023

SKYLINE CHAMPION CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Indiana	001-04714	35-1038277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

755 West Big Beaver Road, Suite 1000
Troy, Michigan		48084
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 614-8211

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SKY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On August 14, 2023, Skyline Champion Corporation, an Indiana corporation (“Skyline Champion”), and ECN Capital Corp., a corporation existing under the laws of the Province of Ontario (“ECN Capital”), issued a joint press release announcing the entry into a Share Subscription Agreement, by and among ECN Capital and Skyline Champion (the “Subscription Agreement”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Skyline Champion under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Form 8-K will not be deemed an admission as to the materiality of any information in this Item 7.01, including Exhibit 99.1.

Forward Looking Statements

This communication includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities laws (collectively, the “forward-looking statements”). Such statements are based on the current expectations and views of future events of ECN Capital’s and Skyline Champion’s management. In some cases the forward-looking statements can be identified by words or phrases such as “will”, “expect”, “anticipate”, “intend”, “potential”, “estimate”, “believe” or the negative of these terms, or other similar expressions intended to identify forward-looking statements. Forward-looking statements in this communication include those relating to Skyline Champion’s agreement to make an approximately C$185 million equity investment in ECN Capital on a private placement basis (the “Private Placement”) and the establishment of a captive finance company (“Captive FinanceCo”), including the anticipating timing of closing the Private Placement, the expected use of proceeds of the Private Placement, the expected appointment of Mark Yost to the Board of Directors of ECN Capital and the anticipated benefits of the Private Placement to ECN Capital and the Captive FinanceCo to ECN Capital and Skyline Champion, including the provision of more attractive financing options for Skyline Champion’s customers and dealers, driving greater demand for Skyline Champion’s products, and generating increased originations and balances for Triad Financial Services, Inc. The forward-looking expectations discussed in this communication may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting ECN Capital and Skyline Champion, including risks regarding the expected timing of the closing of the Private Placement and launch of Captive FinanceCo, the market’s acceptance of Captive FinanceCo’s white label retail finance program and branded floorplan offering, and the parties’ plans, strategies and objectives. Forward-looking statements by their nature are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause ECN Capital’s and Skyline Champion’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements contained herein. Accordingly, readers should not place undue reliance on such forward-looking statements. A discussion of the material risks and assumptions associated with ECN Capital’s business can be found in ECN Capital’s Management Discussion and Analysis for the three and six months ended June 30, 2023 and Annual Information Form dated March 30, 2023 which can be accessed at www.sedarplus.ca. A discussion of the material risks and assumptions associated with Skyline Champion’s business can be found in Skyline Champion’s Annual Report on Form 10-K for the fiscal year ended April 1, 2023 previously filed with the Securities and Exchange Commission (“SEC”), as well as in Skyline Champion’s Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, filed with or furnished to the SEC. Accordingly, readers should not place undue reliance on any forward-looking statements or information. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and ECN Capital and Skyline Champion do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

99.1	Joint Press Release, dated August 14, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyline Champion Corporation

Date:	August 14, 2023	By:	/s/ Robert Spence
Robert Spence Senior Vice President, General Counsel and Secretary